FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MELCO PBL ENTERTAINMENT (MACAU) LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Penthouse, 38th Floor, The Centrium

60 Wyndham Street

Central

Hong Kong

(852) 3151-3777

(Address, including ZIP Code of registrant’s of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
American depositary shares, each representing three ordinary shares	The NASDAQ Stock Market LLC

Ordinary shares, par value $0.01 per share	The NASDAQ Stock Market LLC*
*	Application to be made for listing, not for trading, but only in connection with the registration of the American depository shares pursuant to the requirements of the Securities and Exchange Commission.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-139088

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Share Capital” in the registrant’s Registration Statement on Form F-1 (Registration No. 333-139088), originally filed with the Securities and Exchange Commission on December 1, 2006, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MELCO PBL ENTERTAINMENT (MACAU) LIMITED

Dated: December 4, 2006	By:	/s/ Lawrence Ho
Lawrence Ho
Co-Chairman and Chief Executive Officer